EXHIBIT 99.1



                                            Choice One Contact:
                                            Lisa Schnorr
                                            Director, Corporate Communications
                                            and Investor Relations
                                            (585) 530-2965
                                            lschnorr@choiceonecom.com
                                            -------------------------



CHOICE ONE ANNOUNCES EXCHANGE PROGRAM FOR EMPLOYEE STOCK OPTIONS
Company also announces the planned adoption of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation"

Rochester, New York - November 21, 2002 -- Choice One Communications (Nasdaq:
CWON), an Integrated Communications Provider offering facilities-based voice and data telecommunications services, web hosting, design and development to small and medium-sized businesses, today announced that it has approved a voluntary stock option exchange program for eligible option holders.

Options granted on or before January 2, 2002 are eligible for the exchange program. To participate in the exchange program, colleagues must be continually employed by Choice One throughout the tender offer period and until the grant of new options. Upon expiration of the tender offer period, each participating optionholder will receive new options in exchange for the tendered options. The number of shares of common stock subject to the new options will vary depending on the exercise price of the existing stock options. The exercise price of the new options will be determined by the company's closing stock price at the time the new options are granted.

If all 4.5 million eligible stock options are exchanged, Choice One expects to grant replacement options to purchase approximately 2.8 million shares of the company's common stock. Options issued under the company's Director Stock Incentive Plan are excluded from the option exchange program.

Accounting Change

The company also announced that it plans to adopt SFAS No. 123 "Accounting for Stock-Based Compensation" effective January 1, 2003. Under SFAS No. 123, on a prospective basis, the company will expense the fair value of all stock options over the stock option vesting period, including the options that will be granted under the stock option exchange program announced today.

Further Information

The company has not commenced the voluntary stock option exchange program that is referred to in this communication. Upon commencement of the program, the company will file with the Securities and Exchange Commission a Schedule TO and related exhibits, including the offer to exchange, letter of transmittal and other related documents. Employees of Choice One Communications who are optionholders are strongly encouraged to read the Schedule TO and related exhibits, including the offer to exchange, letter of transmittal and other related documents, when they become available because they will contain important information about the offer.

The Schedule TO and related exhibits will be available without charge at the Securities and Exchange Commission web site at www.sec.gov and will be delivered by the company's human resources department without charge to all employees of Choice One Communications who are eligible for the offer to exchange.

About Choice One Communications

Headquartered in Rochester, New York, Choice One Communications Inc. (Nasdaq:
CWON) is a leading integrated communications services provider offering voice and data services including Internet and DSL solutions, and web hosting and design, primarily to small and medium-sized businesses in second and third-tier markets.

Choice One currently offers services in 29 markets across 12 Northeast and Midwest states. At September 30, 2002, the company had nearly 500,000 lines in service and more than 100,000 accounts. The company's annualized revenue run rate is approximately $300 million, based on third quarter 2002.

For further information about Choice One, visit our web site at www.choiceonecom.com or contact us at 1-888-832-5800.

Forward-Looking Statements

Certain statements contained in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and the company intends such forward-looking statements be subject to the safe harbors created thereby. The words "believes", "expects", "estimates", "anticipates", "will", "will be", "could", "may" and "plans" and the negative or other similar words or expressions identify forward-looking statements made by or on behalf of the company. These forward-looking statements are subject to many uncertainties and factors that may cause the actual results of the company to be materially different from any future results expressed or implied by such forward-looking statements. Examples of such uncertainties and factors include, but are not limited to, continued compliance with covenants for borrowing under our bank credit facility, availability of financing, continued availability of regulatory approvals, the number of potential customers and average revenue for such customers in a market, the existence of strategic alliances or relationships, technological, regulatory or other developments in the company's business, changes in the competitive climate in which the company operates and the emergence of future opportunities, all of which could cause actual results and experiences to vary significantly from the Company's current business plan and to differ materially from anticipated results and expectations expressed in the forward-looking statements contained herein. These and other applicable risks are summarized under the caption "Risk Factors" and elsewhere in the Company's Annual Report on Form 10-K, Registration No. 000-29279, filed with the Securities and Exchange Commission on April 1, 2002.

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